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                                                                    EXHIBIT 23.2

                               ENGINEER'S CONSENT

We consent to incorporation by reference in the Registration Statements (File Nos. 333-68694, 333-32214, 333-47672, 333-44702, 333-39908 and 333-85553) on
Form S-8, the Registration Statement (File No. 333-75206) on Form S-4, and the Registration Statements (File Nos. 333-85211, 333-50036, 333-50034 and 333-83156) on Form S-3 of Devon Energy Corporation, the reference to our appraisal report for Devon Energy Corporation as of December 31, 2001, which appears in the December 31, 2001 annual report on Form 10-K of Devon Energy Corporation

                                       PADDOCK LINDSTROM & ASSOCIATES LTD.

                                       /s/ D. L. Paddock
                                       -----------------------------------------
                                       D.L. Paddock, P. Eng.
                                       Vice-President

March 18, 2002